EXHIBIT 21

                            Belcrest Capital Fund LLC
                                  Subsidiaries


        Name                                Jurisdiction of Incorporation
        ----                                -----------------------------

Allagash Property Trust                               Maryland

Belcrest Realty Corporation                           Delaware

Belcrest Subsidiary LLC                               Delaware

Bel Alliance Properties LLC                           Delaware

Bel Holdings LLC                                      Delaware

Bel Santa Ana LLC                                     Delaware